UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2020

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Securities registered pursuant Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock Common stock, $.01 par value	CPHC	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 30, 2020, (i) Canterbury Park Entertainment, LLC, (the “Borrower”), a Minnesota limited liability company and subsidiary of Canterbury Park Holding Corporation, a Minnesota corporation (the “Company”); (ii) the Company as Guarantor; (iii) Canterbury Park Concessions, Inc. a Minnesota corporation and subsidiary of the Company; and (iv) and Bremer Bank, National Association (“Bremer Bank”) entered into the Fourth Amendment Agreement (“Fourth Amendment”) to the General Credit and Security Agreement dated as of November 14, 2016, as amended (“Credit Agreement”), which established an $8.0 million credit facility from Bremer Bank to the Borrower.

The Fourth Amendment extended the maturity date of the Credit Agreement to December 31, 2020 and decreased the maximum borrowing under the line of credit to $6.0 million. Except as expressly amended in the Fourth Amendment, the Credit Agreement and the documents associated therewith, remain in full force and effect in accordance with their original terms.

The foregoing description of the material terms of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment thereof, a copy of which is incorporated by reference as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, the Board of Directors of the Company elected Mark Chronister to the Company’s Board of Directors to fill an existing vacancy. Following the election of Mr. Chronister, the Board of Directors is comprised of six directors. Also, on October 1, 2020, Mr. Chronister was appointed to the Company’s Audit Committee to serve with directors Carin J. Offerman (Chair), Maureen H. Bausch, and John S. Himle.

Mr. Chronister, age 69, retired in 2007 as an audit partner in the Minneapolis office of PricewaterhouseCoopers, LLP (PwC) after 34 years at the firm. From 2007 to current, Mr. Chronister has been focused on board and community service. Currently, Mr. Chronister is an Advisory Board member of RiskClimate LLC, a start-up creating enterprise risk management software for higher education, the Finance and Development Council Chair and Community Council member for the Pax Christi Catholic Community, a Board member, past Treasurer and Audit and Finance Committee Chair for the Science Museum of Minnesota, and an Advisory Board member for the Hendrickson Institute of Ethical Leadership, St. Mary’s University of Minnesota.

Mr. Chronister is an “independent director” under the Nasdaq Listing Rules. Mr. Chronister also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Chronister does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On October 2, 2020, the Company announced the election of Mr. Chronister by the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d.) Exhibits

10.1 10.1

Fourth Amendment Agreement dated of September 30, 2020 to General Credit and Security Agreement by and among Canterbury Park Entertainment LLC, Canterbury Park Holding Corporation, Canterbury Park Holding Corporation Concessions, Inc., and Bremer Bank, National Association.

99.1	Press release issued by Canterbury Park Holding Corporation on October 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: October 2, 2020	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer